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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):            July 15, 1997


                                  Medar, Inc.
           (Exact name of registrant as specified in its charter)


         Michigan                      0-12728               38-2191935
(State or other jurisdiction        (Commission              (IRS Employer
    of incorporation)               File Number)             Identification No.)


38700 Grand River Avenue, Farmington Hills, Michigan                    48335
      (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:      (248) 471-2660



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

     Effective July 15, 1997, Medar, Inc. closed the private placement of $7.0 million of subordinated debentures to seven purchasers, including Maxco, Inc., a current 21% shareholder of Medar. The notes have maturities of up to eight years and bear interest at 12.95%. Additionally, the note holders received warrants for the purchase of 1.4 million Medar common shares at $6.86. The agreement provides for limitations on common shareholder dilution in the first year in the event of significant market price increases in Medar stock.

     As part of this transaction, Maxco, Inc. agreed to purchase 150,000 newly issued, unregistered shares of Medar common stock at $5 per share. The proceeds from the sale of the debentures and the common stock are expected to be used to reduce certain bank borrowing and for working capital.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits
             4.1  Note and Warrant Purchase Agreement
             4.2  Form of 12.95% Senior Subordinated Secured Note
             4.3  Form of Medar, Inc. Common Stock Purchase Warrant Certificate



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Medar, Inc.
                                          (Registrant)


Date  July 29, 1997                       By: /s/ Richard R. Current
    ---------------------------               --------------------------------
                                          Richard R. Current,
                                          Executive Vice President,
                                          Finance and Operations



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                               INDEX TO EXHIBITS
EXHIBIT NO.                                             DESCRIPTION
-----------                                             -----------
             4.1   Note and Warrant Purchase Agreement
             4.2   Form of 12.95% Senior Subordinated Secured Note
             4.3   Form of Medar, Inc. Common Stock Purchase Warrant
                   Certificate